UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2012

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	000-21329	65-0655973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

599 9th Street North, Suite 101
Naples, FL 34102-5624
(Address of principal executive offices) (Zip Code)

(239) 263-3344
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

TIB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders on August 23, 2012. The shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated August 2, 2012.

Proposal 1: Election of three nominees to serve as Class II directors each for a term continuing until the Annual Meeting of Shareholders in 2014 or until his or her successor is duly elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Bradley A. Boaz	11,794,004	10,575	259,467
William A. Hodges	11,793,992	10,587	259,467
R. Eugene Taylor	11,734,067	70,512	259,467

The following directors’ terms of office continued after the annual meeting: Peter N. Foss, Howard B. Gutman, Christopher G. Marshall and R. Bruce Singletary.

All director nominees were duly elected.

Proposal 2: Ratification of the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
12,057,048	923	6,075	0

Proposal 2 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012	TIB FINANCIAL CORP.

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer